Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2020

SECOND-QUARTER OPERATING RESULTS

•	Second-quarter reported net sales increased 1.0 percent to $1.42 billion, and internal sales increased 1.9 percent.

•	Adjusted operating margin increased year-over-year by 40 bps to 4.0 percent.

•	Dental segment internal sales increased 4.2 percent driven by strong equipment sales, improving trends in consumables and value-added services performance.

•	Animal Health segment internal sales increased 0.7 percent as strong Companion Animal performance offset macro challenges in the Production Animal business.

•	Company made significant progress toward the resolution of legal matters and recorded reserve for agreement in principle with the U.S. Attorney’s Office for the Western District of Virginia.

•	Delivered second-quarter GAAP loss of $0.35 per diluted share and adjusted earnings[1] of $0.39 per diluted share.

•	Updates GAAP earnings guidance range to $0.42 to $0.52 per diluted share, including the impact of the legal reserve.

•	Raises adjusted earnings[1] guidance range to $1.36 to $1.46 per diluted share.

St. Paul, Minn. — December 5, 2019 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.42 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 26, 2019, an increase of 1.0 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 1.9 percent.

Reported net loss attributable to Patterson Companies, Inc. for the second quarter of fiscal 2020 was $33.1 million, or $0.35 per diluted share, compared to net income attributable to Patterson Companies, Inc. of $28.9 million, or $0.31 per diluted share, in the second quarter of fiscal 2019. During the quarter Patterson recorded a reserve of $58.3 million related to the agreement in principle with the U.S. Attorney’s Office for the Western District of Virginia’s (“USAO-WDVA”) investigation into the sales of prescription animal health products.

Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring expenses, legal reserve expenses and accelerated debt issuance costs, totaled $36.6 million for the second quarter of fiscal 2020, or $0.39 per diluted share, compared to $36.3 million in the same quarter of fiscal 2019, or $0.39 per diluted share.

“Patterson’s continued revenue growth and improved profitability in the second quarter underscore the traction we’re gaining from our ongoing actions to drive performance improvement,” said Mark Walchirk, President and CEO of Patterson Companies. “We continue to focus on building upon our momentum to grow our business on the top and bottom line, invest for the future and deliver enhanced value for our customers and shareholders. As a result of the progress we have made against our strategic priorities during the first two quarters of fiscal 2020, we are raising our adjusted earnings guidance for the year.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the second quarter of fiscal 2020, which comprised approximately 60 percent of the company’s total sales, were $848.2 million compared to $855.4 million in the second quarter of last year. Internal sales for the segment increased 0.7 percent from the fiscal 2019 second quarter.

Patterson Dental

Reported net sales in our Dental segment for the second quarter of fiscal 2020, which represented approximately 40 percent of total company sales, were $564.6 million compared to $542.5 million in the second quarter of last year.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Internal sales increased 4.2 percent compared to the fiscal 2019 second quarter.

Balance Sheet and Capital Allocation

During the first six months of fiscal 2020 Patterson Companies used $14.7 million of cash from operating activities and collected deferred purchase price receivables of $212.3 million, netting $197.7 million in cash, compared to a total of $365.8 million in the first six months of fiscal 2019. However, the previous year contained the initiation of the trade accounts receivable facility in the amount of $171.0 million. On an adjusted free cash flow1 basis, cash generated year-to-date in fiscal 2020 is $2.1 million higher than the year ago period.

In the second quarter of fiscal 2020, Patterson Companies paid $25.0 million in cash dividends to shareholders. On a year-to-date basis, Patterson has returned $50.5 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2020 totaled $2.75 billion, a 0.2 percent year-over-year increase. Internal sales have increased 1.2 percent compared to the first six months of fiscal 2019. Reported net loss attributable to Patterson Companies, Inc. was $3.1 million, or $0.03 per diluted share, compared to net income attributable to Patterson Companies, Inc. of $24.4 million, or $0.26 per diluted share in last year’s period. The year-over-year decline is attributable to the increase in legal reserves, partially offset by an investment gain. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring costs, legal reserve expenses, accelerated debt issuance costs and an investment gain, totaled $62.0 million, or $0.65 per diluted share, compared to adjusted net income attributable to Patterson Companies, Inc. of $60.3 million, or $0.65 per diluted share, in the year-ago period.

Legal Updates

Patterson recently reached an agreement in principle with the USAO-WDVA that the Company understands will resolve the government’s investigation into Animal Health International’s sales of prescription animal health products to certain persons and/or locations not licensed to receive them, and other non-compliant licensing, dispensing, distribution and related sales processes disclosed by the Company during the investigation. Patterson continues to cooperate fully with the government, in addition to conducting its own internal, company-wide investigation into licensing, dispensing, distribution and related sales practices and shared its findings with the government. Patterson’s investigation resulted in modifications of the Company’s processes that are designed to drive compliance with relevant regulations.

Under the terms of the agreement in principle with the USAO-WDVA, Patterson’s subsidiary, Animal Health International, Inc., will pay a total fine and forfeiture of $52.8 million and plead guilty to a strict-liability misdemeanor offense under the Federal Food, Drug and Cosmetic Act in connection with the failure to comply with federal law relating to the sales of prescription animal health products. In addition, Patterson and Animal Health International will enter into a Non-Prosecution Agreement. The agreement in principle with the USAO-WDVA is subject to negotiation of final terms, approval by all necessary parties, execution of definitive documents, and court approval. Upon reaching this agreement in principle with the USAO-WDVA, Patterson recorded a reserve of $58.3 million in its Corporate segment for the three and six months ended October 26, 2019 to account for the anticipated settlement of this matter and certain related costs and expenses.

As previously announced in November 2019, Patterson reached a settlement agreement with the Federal Trade Commission (“FTC”) regarding an administrative complaint filed by the FTC concerning alleged conduct in 2013 related to the company’s willingness to negotiate with “buying groups.” Patterson continues to categorically deny any wrongdoing, but for business reasons, determined that a settlement is in its best interest, and allows the company to avoid further costs, distraction and uncertainty. As a result of the settlement, Patterson and the FTC agreed not to appeal the initial recommendation of the Administrative Law Judge (“ALJ”) and Patterson agreed to abide by the terms of the ALJ’s proposed remedial order, which did not impose any monetary fine on the company or require an outside monitor. As part of the settlement, Patterson agreed to maintain its ongoing personnel training on antitrust laws and to continue making independent decisions with regard to “buying groups.”

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

“Patterson has made significant progress toward the resolution of legal matters facing the Company and has implemented substantial enhancements to its compliance program. As a result, Patterson is in an even stronger position to execute on our strategic goals,” said Walchirk. “Importantly, we do not expect any changes to our capital allocation strategy as a result of the agreement in principle with the U.S. Attorney’s Office for the Western District of Virginia.”

FY2020 Guidance

Patterson Companies today updated its fiscal 2020 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are now expected to be in the range of $0.42 to $0.52 per diluted share.

•	Non-GAAP adjusted earnings[1] are now expected to be in the range of $1.36 to $1.46 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expenses of approximately $28.2 million ($0.30 per diluted share).

•	Integration and business restructuring expenses of approximately $7.3 million ($0.08 per diluted share).

•	Legal reserve expenses of approximately $72.4 million ($0.76 per diluted share).

•	Accelerated debt issuance costs of approximately $1.5 million ($0.02 per diluted share).

•	Accelerated derivative amortization expense of approximately $6.0 million ($0.06 per diluted share)

•	Investment gain of approximately $26.5 million ($0.28 per diluted share).

Our guidance is for current operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in fiscal 2019.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt issuance costs and an investment gain, along with the related tax effects of these items.

The term “adjusted free cash flow” used in this release is defined as net cash provided by (used in) operating activities less capital expenditures less the one-time benefit from the fiscal 2019 initiation of our trade account receivables facility plus collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude foreign currency impact and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s second-quarter performance and earnings guidance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Second-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2020 second-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2020 second-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 3799444 when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Net sales	$1,418,744	$1,404,752	$2,747,395	$2,741,072
Gross profit	301,494	295,076	591,548	578,739
Operating expenses	319,640	253,860	593,020	533,009

Operating income (loss)	(18,146)	41,216	(1,472)	45,730
Other income (expense):
Other income, net	269	5,941	32,186	7,194
Interest expense	(9,046)	(9,456)	(17,736)	(20,677)

Income (loss) before taxes	(26,923)	37,701	12,978	32,247
Income tax expense	6,426	9,055	16,520	8,110

Net income (loss)	(33,349)	28,646	(3,542)	24,137
Net loss attributable to noncontrolling interests	(220)	(223)	(455)	(276)

Net income (loss) attributable to Patterson Companies, Inc.	$(33,129)	$28,869	$(3,087)	$24,413

Earnings (loss) per share attributable to Patterson Companies, Inc.:
Basic	$(0.35)	$0.31	$(0.03)	$0.26

Diluted	$(0.35)	$0.31	$(0.03)	$0.26

Weighted average shares:
Basic	94,093	92,683	93,944	92,606
Diluted	94,093	93,289	93,944	93,144
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 26, 2019	April 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$129,575	$95,646
Receivables, net	581,288	582,094
Inventory	787,406	761,018
Prepaid expenses and other current assets	189,163	165,605

Total current assets	1,687,432	1,604,363
Property and equipment, net	308,008	305,790
Operating lease right-of-use assets	83,166	—
Goodwill and identifiable intangibles, net	1,148,832	1,167,379
Long-term receivables, net and other	208,019	191,737

Total assets	$3,435,457	$3,269,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$766,485	$648,418
Other accrued liabilities	263,914	203,319
Operating lease liabilities	31,028	—
Current maturities of long-term debt	—	23,975

Total current liabilities	1,061,427	875,712
Long-term debt	663,513	725,341
Non-current operating lease liabilities	53,932	—
Other non-current liabilities	197,961	187,709

Total liabilities	1,976,833	1,788,762
Stockholders’ equity	1,458,624	1,480,507

Total liabilities and stockholders’ equity	$3,435,457	$3,269,269

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 26, 2019	October 27, 2018
Operating activities:
Net income (loss)	$(3,542)	$24,137
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	41,275	41,926
Investment gain	(34,334)	—
Non-cash employee compensation	19,302	13,926
Deferred consideration in securitized receivables	(212,307)	(165,567)
Change in assets and liabilities, net of acquired	174,953	285,792

Net cash provided by (used in) operating activities	(14,653)	200,214
Investing activities:
Additions to property and equipment	(22,851)	(22,094)
Collection of deferred purchase price receivables	212,307	165,567
Other investing activities	—	2,875

Net cash provided by investing activities	189,456	146,348
Financing activities:
Dividends paid	(50,504)	(49,980)
Payments on long-term debt	(87,090)	(180,321)
Payments on revolving credit	—	(16,000)
Other financing activities	(4,067)	3,592

Net cash used in financing activities	(141,661)	(242,709)
Effect of exchange rate changes on cash	787	(1,322)

Net change in cash and cash equivalents	33,929	102,531
Cash and cash equivalents at beginning of period	95,646	62,984

Cash and cash equivalents at end of period	$129,575	$165,515

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 26, 2019	October 27, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,128,171	$1,138,251	(0.9)%	(0.8)%	(0.3)%	0.2%
Equipment and software	202,605	182,120	11.2	(0.1)	—	11.3
Value-added services and other	87,968	84,381	4.3	(0.3)	—	4.6

Total	$1,418,744	$1,404,752	1.0%	(0.6)%	(0.3)%	1.9%

Dental
Consumable	$303,123	$303,806	(0.2)%	(0.1)%	—%	(0.1)%
Equipment and software	188,192	167,686	12.2	(0.1)	—	12.3
Value-added services and other	73,288	71,024	3.2	(0.1)	—	3.3

Total	$564,603	$542,516	4.1%	(0.1)%	—%	4.2%

Animal Health
Consumable	$825,048	$834,445	(1.1)%	(1.0)%	(0.5)%	0.4%
Equipment and software	14,413	14,434	(0.1)	—	—	(0.1)
Value-added services and other	8,727	6,529	33.7	(2.4)	—	36.1

Total	$848,188	$855,408	(0.8)%	(1.0)%	(0.5)%	0.7%

Corporate
Value-added services and other	$5,953	$6,828	(12.8)%	—%	—%	(12.8)%

Total	$5,953	$6,828	(12.8)%	—%	—%	(12.8)%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 26, 2019.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 26, 2019	October 27, 2018	Total Sales Growth	Foreign Exchange Impact	Other (a)	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,224,188	$2,247,648	(1.0)%	(0.8)%	(0.3)%	0.1%
Equipment and software	341,842	329,018	3.9	(0.2)	—	4.1
Value-added services and other	181,365	164,406	10.3	(0.3)	—	10.6

Total	$2,747,395	$2,741,072	0.2%	(0.7)%	(0.3)%	1.2%

Dental
Consumable	$605,134	$608,045	(0.5)%	(0.2)%	—%	(0.3)%
Equipment and software	313,876	302,643	3.7	(0.2)	—	3.9
Value-added services and other	146,729	137,892	6.4	(0.1)	—	6.5

Total	$1,065,739	$1,048,580	1.6%	(0.2)%	—%	1.8%

Animal Health
Consumable	$1,619,054	$1,639,603	(1.3)%	(1.0)%	(0.5)%	0.2%
Equipment and software	27,966	26,375	6.0	—	—	6.0
Value-added services and other	18,707	14,644	27.7	(2.1)	—	29.8

Total	$1,665,727	$1,680,622	(0.9)%	(1.0)%	(0.5)%	0.6%

Corporate
Value-added services and other	$15,929	$11,870	34.2%	—%	—%	34.2%

Total	$15,929	$11,870	34.2%	—%	—%	34.2%

(a)	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and six months ended October 26, 2019.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Operating income (loss)
Dental	$52,632	$41,594	$86,636	$77,467
Animal Health	18,174	22,031	37,798	41,063
Corporate	(88,952)	(22,409)	(125,906)	(72,800)

Total	$(18,146)	$41,216	$(1,472)	$45,730

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve expenses†	Accelerated debt issuance costs	Investment gain	Non-GAAP
Operating income (loss)	$(18,146)	$9,238	$3,792	$61,300	$—	$—	$56,184
Other income (expense), net	(8,777)	—	—	—	959	—	(7,818)

Income (loss) before taxes	(26,923)	9,238	3,792	61,300	959	—	48,366
Income tax expense (benefit)	6,426	2,200	948	2,125	240	—	11,939

Net income (loss)	(33,349)	7,038	2,844	59,175	719	—	36,427
Net loss attributable to noncontrolling interests	(220)	—	—	—	—	—	(220)

Net income (loss) attributable to Patterson Companies, Inc.	$(33,129)	$7,038	$2,844	$59,175	$719	$—	$36,647

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$(0.35)	$0.07	$0.03	$0.62	$0.01	$—	$0.39

Operating income (loss) as a % of sales	(1.3)%						4.0%
Effective tax rate	(23.9)%						24.7%

For the three months ended October 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve expenses	Accelerated debt issuance costs	Investment gain	Non-GAAP
Operating income (loss)	$41,216	$9,715	$—	$—	$—	$—	$50,931
Other income (expense), net	(3,515)	—	—	—	—	—	(3,515)

Income (loss) before taxes	37,701	9,715	—	—	—	—	47,416
Income tax expense (benefit)	9,055	2,289	—	—	—	—	11,344

Net income (loss)	28,646	7,426	—	—	—	—	36,072
Net loss attributable to noncontrolling interests	(223)	—	—	—	—	—	(223)

Net income (loss) attributable to Patterson Companies, Inc.	$28,869	$7,426	$—	$—	$—	$—	$36,295

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$0.31	$0.08	$—	$—	$—	$—	$0.39

Operating income (loss) as a % of sales	2.9%						3.6%
Effective tax rate	24.0%						23.9%

†

Includes costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $3,000 related to a settlement with a vendor to exit a purchase agreement.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve expenses‡	Accelerated debt issuance costs	Investment gain	Non-GAAP
Operating income (loss)	$(1,472)	$18,491	$5,747	$78,966	$—	$—	$101,732
Other income (expense), net	14,450	—	—	—	959	(34,334)	(18,925)

Income (loss) before taxes	12,978	18,491	5,747	78,966	959	(34,334)	82,807
Income tax expense (benefit)	16,520	4,401	1,442	6,541	240	(7,884)	21,260

Net income (loss)	(3,542)	14,090	4,305	72,425	719	(26,450)	61,547
Net loss attributable to noncontrolling interests	(455)	—	—	—	—	—	(455)

Net income (loss) attributable to Patterson Companies, Inc.	$(3,087)	$14,090	$4,305	$72,425	$719	$(26,450)	$62,002

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$(0.03)	$0.15	$0.05	$0.76	$0.01	$(0.28)	$0.65

Operating income (loss) as a % of sales	(0.1)%						3.7%
Effective tax rate	127.3%						25.7%

For the six months ended October 27, 2018	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve expenses	Accelerated debt issuance costs	Investment gain	Non-GAAP
Operating income (loss)	$45,730	$19,681	$—	$28,263	$—	$—	$93,674
Other income (expense), net	(13,483)	—	—	—	—	—	(13,483)

Income (loss) before taxes	32,247	19,681	—	28,263	—	—	80,191
Income tax expense (benefit)	8,110	4,575	—	7,523	—	—	20,208

Net income (loss)	24,137	15,106	—	20,740	—	—	59,983
Net loss attributable to noncontrolling interests	(276)	—	—	—	—	—	(276)

Net income (loss) attributable to Patterson Companies, Inc.	$24,413	$15,106	$—	$20,740	$—	$—	$60,259

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$0.26	$0.16	$—	$0.22	$—	$—	$0.65

Operating income (loss) as a % of sales	1.7%						3.4%
Effective tax rate	25.1%						25.2%

‡

Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc. and costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $3,000 related to a settlement with a vendor to exit a purchase agreement.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

ADJUSTED FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 26, 2019	October 27, 2018
Net cash provided by (used in) operating activities	$(14,653)	$200,214
Additions to property and equipment	(22,851)	(22,094)

Free cash flow	(37,504)	178,120
Collection of deferred purchase price receivables	212,307	165,567
Initiation of trade account receivables facility	—	(171,000)

Adjusted free cash flow	$174,803	$172,687